Exhibit 4.3(d)

To:	OBO Holdings Ltd.

BHOBO One Ltd.

BHOBO Two Ltd.

BHOBO Three Ltd.

RMJ OBO Shipping Ltd.

Sagamore Shipping Ltd.

(as Borrowers)

B+H Ocean Carriers Ltd.

(as Guarantor)

Att:	Anthony Dalzell

30 June 2011

AMENDMENT LETTER - USD 202,000,000 REDUCING REVOLVING CREDIT FACILITY AGREEMENT DATED 29 AUGUST 2006 (AS AMENDED)

1	GENERAL

1.1	Background

Reference is made to the USD 202,000,000 Reducing Revolving Credit Facility Agreement dated 29 August 2006 (as amended by addendum no. 1 dated 10 October 2008, as further amended by addendum no. 2 and waiver agreement date 17 July 2009 and as further amended by addendum no. 3 dated 29 January 2010, together the “Facility Agreement”) and made between (i) the Companies listed in Schedule 1 thereof as borrowers (the “Borrowers”), (ii) the Financial Institutions listed named therein as lenders (the “Lenders”), (iii) Nordea Bank Norge ASA as mandated lead arranger (the “MLA”), (iv) DvB Bank America NV; Bank of Scotland plc and HSH Nordbank AG as co-arrangers (the “Co-Arrangers” and together with the MLA, the “Arrangers”), (v) Nordea Bank Norge ASA as agent (the “Agent”) and (vi) Nordea Bank Finland Plc. as swap bank (the “Swap Bank”), whereby the Lenders have agreed to grant the Borrowers certain credit facilities for an aggregate amount of USD 202,000,000, subject to the terms and conditions set out in the Facility Agreement.

Terms defined in the Facility Agreement shall have the same meaning when used in this letter (the “Amendment Letter”) unless the context otherwise requires.

Further, reference is made to your waiver request letter addressed to the Agent dated 12 May 2011 (as updated on 22 June 2011 and 26 June 2011) (the “Request Letter”).

1.2	General

Based on the request for certain amendments to be made to the Facility Agreement as set out in the Request Letter, the Finance Parties and the Swap Bank have agreed to make the amendments to the Facility Agreement as set out in Clause 2 (Amendments to the Facility Agreement) and Clause 3 (Amendments of the Guarantee) below subject to the terms and conditions of this Amendment Letter.

2	AMENDMENTS TO THE FACILITY AGREEMENT

2.1	Amendments Clause 1.1 (Definitions) of the Facility Agreement

The definitions of the following terms in Clause 1.1 (Definitions) of the Facility Agreements shall be deleted in their entirety and be replaced by the following definitions:

““Final Maturity Date” means 15 February 2012.

“Excess Cash” means (measured quarterly) any amount of Cash and Cash Equivalents in excess of the aggregate amount of (i) USD 7,000,000 and (ii) provisions for dry-docking for the following twelve (12) months for the Vessels.

“Margin” means:

a)	in the period from the Effective Date up until (but not including) 16 December 2011; three point seventy-five per cent (3.75%) per annum; and

b)	in the period from (and including) 16 December 2011 and up until the Final Maturity Date; four point zero per cent (4.00%) per annum.”

2.2	Amendment to paragraph a) of Clause 6.2 (Repayment of Loans) of the Facility Agreement

The current wording of paragraph a) of Clause 6.2 (Repayment of Loans) of the Facility Agreement shall be deleted in its entirety and be replaced by the following wording:

“a)
The Allocated Loan Amount for each Existing Vessel shall be reduced on the dates and in such amounts as set out in Schedule 7 (Scheduled reductions) (however adjusted following prepayments under this Agreement) (and the Total Commitments shall be reduced accordingly), however so that:

(i)	the reduction to be made on 15 December 2009 in an amount of USD 5,100,000 shall be deferred and such reduction shall be made in its entirety on the Final Maturity Date;

(ii)
fifty per cent (50%) of the reduction to be made on 15 March 2010, being an amount of USD 2,550,000 shall be deferred and such reduction shall be made over the six (6) consecutive succeeding reductions to be made after 15 March 2010 by USD 425,000 each, so that such reductions shall have been made in full by 15 September 2011;

(iii)
an amount equal to USD 1,875,000 out of the reduction to be made on 15 September 2011 in an amount of USD 4,875,000 (including the deferred reduction of USD 425,000 as per paragraph (ii) above) shall be deferred and so that the reduction of such USD 1,875,000 shall be made on the Final Maturity Date and the Total Commitment shall be reduced by an amount of USD 3,000,000 only on 15 September 2011; and

(iv)
an amount equal to USD 1,450,000 out of the reduction to be made on 15 December 2011 in an amount of USD 4,450,000 shall be deferred and so that the reduction of such USD 1,450,000 shall be made on the Final Maturity Date and the Total Commitments shall be reduced by an amount of USD 3,000,000 only on 15 December 2011.”

2.3	New paragraph f) to Clause 19.4 (Information – miscellaneous) of the Facility Agreement

A new paragraph f) shall be incorporated into Clause 19.4 (Information – miscellaneous) of the Facility Agreement with the following wording:

“f)
a monthly reporting package in respect of (i) operating cash flow for the past month, (ii) revised monthly projections for the next following six (6) months, (iii) vessel charter performance/update on employment of Vessels (i.e. inclusive of comparison to market benchmark) and (iv) update on discussions with regard to the refinancing of the Facility.”

2.4	Amendment to Clause 20.2.4 (Cash and Cash Equivalents) of the Facility Agreement

The current wording of Clause 20.2.4 (Cash and Cash Equivalents) of the Facility Agreement shall be deleted in its entirety and be replaced by the following wording:

“The Borrowers shall procure that the Guarantor (on a consolidated basis) shall at any time in the period from the Effective Date and up to and including 30 September 2011, ensure that it has Cash and Cash Equivalents (including cash in Retention Account) equal to or greater than USD 2,000,000 and at all times thereafter ensure that the Guarantor (on a consolidated basis) has Cash and Cash Equivalents (including cash in Retention Account) equal to or greater than USD 1,000,000 per Vessel.”

2.5	Amendment to Clause 21.9 (Distributions) of the Facility Agreement

The current wording of Clause 21.9 (Distribution) of the Facility Agreement shall be deleted in its entirety and be replaced by the following wording:

“None of the Borrowers nor the Guarantor shall:

a)	make, pay or declare any dividend or other distributions on or in respect of its share capital;

b)	repay or distribute any of its share premium reserve;

c)	redeem, repurchase or repay any of its share capital (or resolve to do so);

d)	make any loans (including intercompany loans, intercompany credits and intercompany advances), grant any contributions, credit or any advances (save for guarantees in the ordinary course of business), to its shareholders.”

2.6	Amendment to Clause 21.10 (Investment restrictions) of the Facility Agreement

The current wording of Clause 21.10 (Investment restrictions) of the Facility Agreement shall be deleted in its entirety and be replaced by the following wording:

”None of the Borrowers nor the Guarantor shall enter into any new investments or capital expenditures (including (but not limited to), any charterparty obligations (charter-in), short term bonds/commercial papers (including, but not limited to, acquisition of bonds), operational leases, purchase options and similar investments) (whether in one or a series of transactions), without the prior written consent of the Agent (on behalf of the Majority Lenders) ) (however so that ordinary maintenance of the Vessels (and other vessels owned by any company in the Group) and reasonable expenditures to maintain current class and certificates shall not be regarded as any new investment or capital expenditures).”

2.7	Amendment to paragraph b) of Clause 22.4 (Restrictions of chartering, appointment of Managers etc.) of the Facility Agreement

The current wording of paragraph b) of Clause 22.4 (Restrictions of chartering, appointment of Managers etc.) of the Facility Agreement shall be deleted in its entirety and be replaced by the following wording:

“Deleted.”

2.8	Amendment to Clause 24.1 (Assignment and transfers by the Lenders) of the Facility Agreement

The current wording of Clause 24.1 (Assignment and transfers by the Lenders) of the Facility Agreement shall be deleted in its entirety and be replaced by the following wording:

“A Lender (the “Existing Lender”) may at any time assign, transfer or have assumed its rights or obligations under the Finance Documents (a “Transfer”) to:

a)	another Existing Lender or an affiliate of an Existing Lender; or

b)
with the prior consent of the Borrowers (such consent not to be unreasonably withheld or delayed, and is not required in the case an Event of Default has occurred), another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).”

3	AMENDMENTS TO THE GUARANTEE

3.1	Amendment to Clause 4.3.3 (Cash and Cash Equivalents) of the Guarantee

The current wording of Clause 4.3.3 (Cash and Cash Equivalents) of the Guarantee shall be deleted in its entirety and be replaced by the following wording:

“The Guarantor (on a consolidated basis) shall at any time in the period from the Effective Date and up to and including 30 September 2011, ensure that it has Cash and Cash Equivalents (including cash in Retention Account) equal to or greater than USD 2,000,000 and at all times thereafter the Guarantor (on a consolidated basis) shall have Cash and Cash Equivalents (including cash in Retention Account) equal to or greater than USD 1,000,000 per Vessel.”

4	EFFECTIVE DATE

The amendments to the Facility Agreement and the Guarantee, respectively, as set out in Clause 2 (Amendments to the Facility Agreement) and Clause 3 (Amendments to the Guarantee), respectively, above shall be effective with effect from 30 June 2011 (the “Effective Date”).

5	CONDITIONS SUBSEQUENT

The Borrowers and the Guarantor shall deliver to the Agent the documents and other evidence as listed in Schedule 1 (Conditions subsequent documents) in form and substance satisfactory to the Agent no later than ten (10) Business Days after the Effective Date.

6	CONTINUED FORCE AND EFFECT

a)
The provisions of the Facility Agreement and the other Finance Documents shall, save as amended by this Amendment Letter (and by separate amendments to the relevant Finance Documents (if any)), continue in full force and effect between the Parties and the Facility Agreement and this Amendment Letter and the Guarantee and this Amendment Letter, respectively, shall be read and construed as one instrument with effect from the Effective Date.

b)	Each of the Borrowers and the Guarantor hereby represents, warrants and confirms to and for the benefit of the Finance Parties and the Swap Bank that:

(i)
the Security Interest created by the Security Documents to which it is a party extend to the liabilities and obligations of the Borrowers under the Facility Agreement as amended by this Amendment Letter and the obligations of the Borrowers arising under or in connection with this Amendment Letter, the Facility Agreement and the other Finance Documents constitute obligations and liabilities secured under the Security Documents; and

(ii)
the Security Interest created or conferred under the Security Documents to which it is a party continue in full force and effect on the terms of the respective Security Document (as amended by this Amendment Letter).

7	MISCELLANEOUS

a)	This Amendment Letter shall be a Finance Document.

b)	Any breach by any of the Obligors of any of the terms or conditions set out herein will constitute an Event of Default under the Facility Agreement.

c)	This Amendment Letter shall be governed by and construed in accordance with the laws of Norway.

4928216/3

SCHEDULE 1

CONDITION SUBSEQUENT DOCUMENTS

1	CORPORATE DOCUMENTS – EACH BORROWER AND THE GUARANTOR

a)	Certificate of Incorporation or similar;

b)	Certificate of Goodstanding;

c)	Memorandum and Articles of Association or similar (including Secretary’s certificate);

d)	Resolutions passed at a board meeting/shareholders meeting of such Borrower or the Guarantor (as the case may be) evidencing:

(i)	the approval of the terms of, and the transactions contemplated by, inter alia, this Amendment Letter and the other Finance Documents; and

(ii)
the authorisation of its appropriate officer or officers or other representatives to execute this Amendment Letter and the Finance Documents and any other documents necessary for the transactions contemplated by this Amendment Letter and the other Finance Documents, on its behalf; and

e)	Power(s) of attorney (notarised if requested by the Agent).

2	MISCELLANEOUS

a)	Any amendment to any of the Security Documents which are required due to the entry into by the Borrowers and the Guarantor of this Amendment Letter;

b)	Any favourable legal opinions in form and substance satisfactory to the Agent from lawyers appointed by the Agent on matters concerning all relevant jurisdictions; and

c)	Any other documents as reasonably requested by the Agent.

4928216/3

Nordea Bank Norge ASA                                                                                                DVB Bank America NV

(as Agent, Arranger and Lender)                                                                                                (as Co-Arranger and Lender)

By: __________________________                                                                                                By: ________________________

Name:                                                                                                 Name:

Title:                                                                                          Title:

HS Nordbank AG                                                                                            Bank of Scotland plc

(as Co-Arranger and Lender)                                                                                           (as Co-Arranger and Lender)

By: __________________________                                                                                                By: ________________________

Name:                                                                                                 Name:

Title:                                                                                            Title:

UniCredit Bank AG                                                                                     Deutsche Schiffsbank AG

(as Agent, Arranger and Lender)                                                                                         (as Co-Arranger and Lender)

By: __________________________                                                                                                By: ________________________

Name:                                                                                                                     Name:

Title:                                                                                                                                                   Title:

Nordea Bank Finland plc                                                                                               DVB Bank America NV

(as Swap Bank)                                                                                                              (as Co-Arranger and Lender)

By: __________________________                                                                             By: ________________________

Name:                                                                                                                            Name:

Title:                                                                                                                               Title:

4928216/3

30 June 2011

We acknowledge the receipt of this Amendment Letter, agree to the terms and conditions set out herein and agree to be bound thereof.

Further, we confirm that we are committed as part of the Borrowers’ proposal as set out in the Request Letter to raise USD 10 million funding by 31 October 2011, either externally or by sale of assets, in order to provide necessary liquidity reserves for the Guarantor’s and the Borrowers’ continued trading through September 2013.

OBO Holdings Ltd.                                                                           BHOBO One Ltd.

By: _________________________                                                                                                By: __________________________

Name:                                                                                                                                              Name:

Title:                                                                                                                                                Title:

BHOBO Two Ltd.                                                                                     BHOBO Three Ltd.

By: _________________________                                                                                                By: __________________________

Name:                                                                                                                                              Name:

Title:                                                                                                                                                Title:

RNJ OBO Shipping Ltd.                                                                                     Sagamore Shipping Ltd.

By: _________________________                                                                                                By: __________________________

Name:                                                                                                                                              Name:

Title:                                                                                                                                                Title:

We, B+H Ocean Carriers Ltd. acknowledge the receipt of this Amendment Letter, agree to the terms and conditions set out herein and to be bound hereof and confirm that the Guarantee issued by us, shall continue to be in full force and effect guaranteeing the obligations and liabilities of the Borrowers under the Facility Agreement as amended by this Amendment Letter and any Swap Agreement.

Further, we confirm that we are committed as part of the Borrowers’ proposal as set out in the Request Letter to raise USD 10 million funding by 31 October 2011, either externally or by sale of assets, in order to provide necessary liquidity reserves for the Guarantor’s and the Borrowers’ continued trading through September 2013.

30 June 2011

B+H Ocean Carriers Ltd.

By: ______________________

Name:

Title:

4928216/3